UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2008

Kinetic Concepts, Inc.

(Exact name of registrant as specified in its charter)

Texas	0001-09913	74-1891727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8023 Vantage Drive San Antonio, Texas	78230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 524-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Material Definitive Agreement

Merger Agreement

On April 7, 2008, Kinetic Concepts, Inc., a Texas corporation (“KCI”), Leopard Acquisition Sub, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of KCI (“Purchaser”) and LifeCell Corporation, a Delaware corporation (“LifeCell”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which (i) Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share, of LifeCell (the “Common Stock”) at a price per share equal to $51.00 (the “Offer Price”), and (ii) following the consummation of the Offer, Purchaser will merge with and into LifeCell (the “Merger”), pursuant to which each outstanding share of Common Stock not purchased in the Offer will be converted into the right to receive the Offer Price, except for those shares held by KCI, Purchaser or LifeCell, and other than those shares with respect to which appraisal rights are properly exercised. After the Merger, LifeCell will continue to exist as a wholly owned subsidiary of KCI.

Subject to the terms of the Merger Agreement, Purchaser will commence the Offer as soon as reasonably practicable after the date of the Merger Agreement and in any event within 10 business days after the date of the Merger Agreement. The Offer will remain open for at least 20 business days. The obligation to accept for payment and pay for the shares of Common Stock tendered in the Offer is subject to customary conditions, including, among other things: (1) the tender of a majority of the total number of outstanding shares of Common Stock, calculated on a fully diluted basis, (2) the expiration or termination of any waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the absence of injunctions prohibiting the Offer or the Merger, (4) the accuracy of the representations of LifeCell, subject to certain materiality exceptions, (5) compliance in all material respects with covenants of LifeCell, (6) absence of a material adverse effect on LifeCell since December 31, 2007 and (7) completion of financing pursuant to the terms of an executed commitment letter among KCI, Purchaser, Bank of America, N.A., Banc of America Securities LLC, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. dated April 7, 2008 (described below).

The Merger Agreement contains customary representations, warranties and covenants of the parties. In particular, the Merger Agreement contains restrictions on LifeCell’s ability to solicit third party proposals or provide information to, or participate in discussions or negotiations with, third parties regarding competing proposals. However, the Merger Agreement contains customary exceptions that allow LifeCell to provide information to, and participate in discussions or negotiations with, third parties with respect to competing proposals in limited circumstances.

LifeCell may terminate the Merger Agreement under certain circumstances in order to enter into a definitive agreement implementing a Superior Proposal (as defined in the Merger Agreement). If LifeCell terminates the Merger Agreement to enter into a Superior Proposal, LifeCell is required to pay KCI a termination fee equal to $50 million. LifeCell also may be obligated to pay a termination fee to KCI of $50 million if the Merger Agreement is terminated under certain other specified circumstances.

If the Merger Agreement is terminated by LifeCell under certain specified circumstances (including KCI’s failure to consummate the Offer under certain specified circumstances, including the failure to complete the financing described above), KCI will be required to pay LifeCell a fee of $50 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger. It is not intended to provide any other factual information about KCI, Purchaser or LifeCell. The representations, warranties and covenants contained in the Merger Agreement, which were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of KCI, Purchaser and LifeCell or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in KCI, Purchaser or LifeCell’s public disclosures.

Financing Commitment

On April 7, 2008, in connection with the Merger Agreement, KCI entered into a commitment letter (the “Commitment Letter”), pursuant to which Bank of America, N.A., Banc of America Securities LLC, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities, Inc. have committed to provide financing for the transactions contemplated by the Merger Agreement. The Commitment Letter provides for up to $1.9 billion under a senior secured credit facility. The commitment is subject to various conditions, including consummation of the Offer in accordance with the Merger Agreement and other closing conditions similar to those applicable to the completion of the Offer and the Merger.

The Commitment Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Commitment Letter is qualified in its entirety by reference to the full text of the Commitment Letter.

Item 8.01.	Other Events.

On April 7, 2008, KCI and LifeCell issued a joint press release regarding the execution of the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.1.

Important Information

The tender offer described herein has not yet been commenced. The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell securities of LifeCell. At the time the tender offer is commenced, KCI and its wholly-owned subsidiary intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and Leopard intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. KCI, its wholly-owned subsidiary and LifeCell intend to mail these documents to the stockholders of LifeCell. These documents will contain important information about the tender offer, and stockholders of LifeCell are urged to read them carefully when they become available. Stockholders of LifeCell will be able to obtain a free copy of these documents (when they become available) and other documents filed by LifeCell or KCI with the SEC at the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from KCI by contacting KCI at 8023 Vantage Drive, San Antonio, TX 78230, Attention: Investor Relations.

Forward Looking Statements

This communication contains forward-looking statements, which may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, continue”, or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against KCI, LifeCell and others following announcement of the merger agreement; (3) the inability to complete the tender offer or the merger due to the failure to satisfy the conditions to the offer and the merger, including obtaining at least a majority of LifeCell’s shares in the tender offer, the consummation of KCI’s financing, the expiration of the waiting period under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the Offer or the merger; (5) the ability to recognize the benefits of the merger; (6) the increased leverage as a result of the transaction; (7) legislative, regulatory and economic developments; and (8) other factors described in filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond KCI’s and LifeCell’s ability to control or predict. The companies can give no assurance that the conditions to the offer and the merger will be satisfied or any of the transactions related to the offer will be completed. Neither KCI or LifeCell undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Neither KCI or LifeCell are responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated April 7, 2008, between Kinetic Concepts, Inc., Leopard Acquisition Sub, Inc., and LifeCell Corporation

10.1	Commitment Letter dated April 7, 2008

99.1	Press Release dated April 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINETIC CONCEPTS, INC. (REGISTRANT)

April 7, 2008	By:	/s/ Martin J. Landon
	Name:	Martin J. Landon
	Title:	Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated April 7, 2008, between Kinetic Concepts, Inc., Leopard Acquisition Sub, Inc., and LifeCell Corporation

10.1	Commitment Letter dated April 7, 2008

99.1	Press Release dated April 7, 2008